Exhibit 99.2 - Resignation Letter of David B. Benedict

April 19, 2004

To the Board of Directors of
PetCARE Television Network, Inc.

Gentlemen:

Please accept this letter as my resignation as a director of PetCARE Television Network, Inc. with an effective date of April 19, 2004.

Sincerely,

/s/ David B. Benedict

David B. Benedict